UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017 (March 29, 2017)

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, Douglas K. Ammerman resigned as a director of the registrant. To the knowledge of the executive officers of the registrant, Mr. Ammerman did not have any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices, and resigned solely due to personal reasons.

Mr. Ammerman was chairman of the registrant’s audit committee and a member of its compensation committee.

Accordingly, on March 31, 2017, the board of the registrant appointed director William R. Floyd to the audit committee and designated him as audit committee chairman and audit committee financial expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: March 31, 2017

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer